                                                                       Exhibit 8

                        [SHEARMAN & STERLING LETTERHEAD]

January 25, 2001




Ford Motor Credit Company
One American Road
Dearborn, MI 48126

Ladies and Gentlemen:

          In connection with the issuance by Ford Motor Credit Company, a Delaware corporation, of $3,000,000,000 aggregate principal amount of its 6 7/8% Global Landmark Securities due February 1, 2006 and $2,000,000,000 aggregate principal amount of its 7 3/8% Global Landmark Securities due February 1, 2011, we hereby consent to the use of our name and confirm to you our tax advice as set forth under the heading "United States Taxation of Non-United States Persons -- Income and Withholding Tax" in the Prospectus Supplement dated January 25, 2001 relating to Registration Statement nos. 333-91953 and 333-50090, to which registration statements this consent is an exhibit.

                                Very truly yours,


                                /s/ Shearman & Sterling